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                                                                    EXHIBIT 10.7


                          TRADEMARK LICENSE AGREEMENT

                 AGREEMENT made this 4th day of September, 1997, by and among BORDEN, INC., a New Jersey corporation ("Borden"), and BDH TWO, INC., a Delaware corporation ("BDH" and, together with Borden, "Licensor"), and SOUTHERN FOODS GROUP, L.P., a Delaware limited partnership, and its permitted assignees and successors in interest (collectively, "Licensee").

                             W I T N E S S E T H :

                 WHEREAS, Licensor owns the BORDEN and ELSIE trademarks and certain logotype design trademarks used in connection with milk and other dairy products, fruit juices and drinks, and has obtained United States federal and state trademark registrations therefor; and

                 WHEREAS, Licensee desires that Licensee and its permitted sublicensees be allowed to process, sell and distribute the Products and Additional Products (each as hereinafter defined) under the trademarks developed by Licensor and seeks to have Licensor grant it the right to do so, all on the terms and conditions hereinafter set out.

                 NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 Section 1.1. The following terms shall have the meanings set forth below:

                 "Additional Appendix C Products" shall mean, collectively, milk or other dairy products or fruit juices not
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specifically listed on Appendix C that are currently manufactured or processed by Holdings.

                 "Additional Appendix D Products" shall mean, collectively, fruit drinks not specifically listed on Appendix D that are currently manufactured or processed by Holdings.

                 "Additional Products" shall mean, collectively, the Additional Appendix C Products and the Additional Appendix D Products.

                 "Holdings" shall mean, collectively, Borden/Meadow Gold Dairies Holdings, Inc., a Delaware corporation, and its subsidiaries.

                 "Initial Term" shall have the meaning set forth in Article IX,
Section 9.1.

                 "Licensed Trademarks" shall mean (i) the trademarks listed and described in Appendices A and B, attached hereto, including the federal and state trademark registrations and applications therefor and all common law rights in such trademarks and any trade dress or label designs associated with such trademarks, and (ii) any such other marks and trade dress or label designs as the parties may agree in writing to add to Appendices A and B during the Term.

                 "Products" shall mean only those milk and other dairy products and fruit juices specifically listed in Appendix C and those fruit drinks specifically listed in Appendix D.

                 "Renewal Period" shall have the meaning set forth in Article IX, Section 9.1.


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                 "State Marks" shall have the meaning set forth in Article VI,
Section 6.2.

                 "Term" shall mean the Initial Term and any Renewal Period.

                 "Territory" shall mean the United States and Mexico.

                 "United States" shall mean only the 50 states comprising the United States of America, and the District of Columbia, excluding without limitation any U.S. possessions and territories.

                                   ARTICLE II

                                GRANT OF LICENSE

                 Section 2.1. (a) Subject to the terms and conditions herein, Licensor hereby grants to Licensee during the Initial Term of this Agreement and any Renewal Periods, and subject to the existing license agreements listed in Appendix E attached hereto (the "Existing License Agreements"):

                    (i) an exclusive license to use the Licensed Trademarks listed in Appendix A solely on or in connection with Products manufactured or processed in the United States and listed in Appendix C, for sale to customers in the United States;

                    (ii) a non-exclusive license to use the Licensed Trademarks listed in Appendix A solely on or in connection with Products manufactured or processed in the United States and listed in Appendix C, for sale to customers in Mexico;

                   (iii) a non-exclusive license to use the Licensed Trademarks listed in Appendix A solely on or in connection





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         with Additional Appendix C Products currently sold under the Licensed
         Trademarks listed in Appendix A, for sale to customers in the United States or in Mexico;

                    (iv) an exclusive license to use the Licensed Trademarks listed in Appendix B solely on or in connection with Products manufactured or processed in the United States and listed in Appendix D, for sale to customers in the United States;

                    (v) a non-exclusive license to use the Licensed Trademarks listed in Appendix B solely on or in connection with Products manufactured or processed in the United States and listed in Appendix D, for sale to customers in Mexico; and

                    (vi) a non-exclusive license to use the Licensed Trademarks listed in Appendix B solely on or in connection with Additional Appendix D Products currently sold under the Licensed Trademarks listed in Appendix B, for sale to customers in the United States or in Mexico.

                 (b) Licensor and Licensee agree that $55 million of the aggregate consideration being paid pursuant to the Stock Purchase and Merger Agreement dated as of May 22, 1997, among Licensor, Mid-America Dairymen, Inc. and Borden/Meadow Gold Dairies Holdings, Inc. (the "Acquisition Agreement"), shall be allocated to the license granted under Section 2.1(a). No other consideration shall be payable as consideration for the license granted hereunder.





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                 Section 2.2.  Subject to the terms and conditions herein,
Licensee may use the Licensed Trademarks on Product or Additional Product containers, labels, packaging and shipping cases and on delivery vehicles and in any other way suitable to promote or advertise the Licensed Trademarks and Products or Additional Products.

                 Section 2.3. Subject to the terms and conditions herein, Licensee shall not have any right to export, purchase, distribute, receive, take on consignment or sell the Products or Additional Products bearing the Licensed Trademarks in areas outside of the Territory. Moreover, Licensee shall require each of its customers selling over $500,000 a year of Products and/or Additional Products to agree in writing not to directly or indirectly export, distribute, resell or ship any Products or Additional Products bearing the Licensed Trademarks to any customer or wholesale or retail outlet located outside the Territory.

                 Section 2.4. Other than as expressly stated herein, Licensee shall have no other right to use or interest in the Licensed Trademarks. Specifically, Licensee may not use any of the Licensed Trademarks in its trade name or as its business name or in connection with (i) any products, goods or services of any kind or nature whatsoever, whether or not the same as or similar to the Products or Additional Products, other than the Products or Additional Products currently sold under the Licensed Trademarks, (ii) any products, goods or services of any kind or nature whatsoever, whether or not the same as or similar to the





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Products or Additional Products, and including the Products and Additional
Products, if such products, goods or services have been manufactured, processed or conducted outside the United States, (iii) any cheese or cheese products not listed on Appendix C hereto, including without limitation processed cheese products, (iv) any liquid or powdered non-dairy coffee creamer product, (v) any condensed milk, evaporated milk or powdered milk products, however packaged, or
(vi) any shelf stable eggnog, whether canned, in "brick pack" packages or in any other aseptic form of packaging. Notwithstanding the foregoing, Licensee shall have the right to use any pre-existing materials bearing the Licensed Trademarks for a transitional phase-out period of 120 days, after which all use of such materials must cease. Nothing contained in this Article or any other provision of this Agreement shall restrict Licensor from the sale of other products different from the Products or Additional Products bearing the Licensed Trademarks anywhere in the world or the Products or Additional Products anywhere in the world other than the United States.

                 Section 2.5. (a) Except as provided in Sections 2.5(c)(i) and 2.5(d), Licensor hereby assigns to Licensee all right, title and interest of Licensor in, to and under each of the Existing License Agreements.

                 (b) Except as provided in Section 2.5(c)(ii), Licensee hereby assumes, and agrees to perform, pay and satisfy, all of Licensor's debts, liabilities and obligations under, each of the Existing License Agreements.





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                 (c)  (i)  Notwithstanding Section 2.5(a), the assignment under
Section 2.5(a) shall not include any right, title or interest of Licensor in, to or under any Existing License Agreement to the extent such Existing License Agreement pertains to or covers any products other than the Products or any trademarks other than the Licensed Trademarks.

                (ii) Notwithstanding Section 2.5(b), the assumption by Licensee under Section 2.5(b) shall not include any debts, liabilities or obligations under any Existing License Agreement to the extent such Existing License Agreement pertains to or covers any products other than the Products or any trademarks other than the Licensed Trademarks.

                 (d) If the assignment provided for in Section 2.5(a) conflicts with, or would result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Licensor or any of its subsidiaries or affiliates under, any Existing License Agreement, then, notwithstanding Section 2.5(a), Licensor shall not assign to Licensee any of its right, title or interest in, to or under such Existing License Agreement, but shall hold such Existing License Agreement, to the extent provided in Section 2.5(c), for the benefit and account of Licensee, with all gains, income, losses, taxes or other items generated thereby to be for Licensee's account. Licensor shall remit to Licensee promptly any amounts received by Licensor under any Existing License Agreement that is not assigned under this Section 2.5, subject to the limitation in Section 2.5(c).





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                                  ARTICLE III

                            OWNERSHIP OF TRADEMARKS

                 Section 3.1. Licensee acknowledges that Licensor is the sole owner of the Licensed Trademarks. Licensee shall not directly or indirectly question, attack, contest, or in any other manner impugn the validity or Licensor's ownership of the Licensed Trademarks, nor shall Licensee willingly become an adverse party to Licensor in litigation contesting the validity of Licensor's ownership and other rights in and to the Licensed Trademarks.

                 Section 3.2. Licensee shall be deemed a "related company" under the U.S. Lanham Act, such that any use of the Licensed Trademarks by Licensee, and any goodwill generated thereby, shall inure to the sole benefit of Licensor.

                                   ARTICLE IV

                                  FORM OF USE

                 Section 4.1. Licensee hereby acknowledges and agrees that its use of the Licensed Trademarks shall be subject at all times during the Term to the reasonable control of Licensor in order for Licensor to maintain the consistent standard of quality associated with the Licensed Trademarks. Licensee will preserve the good appearance of the Licensed Trademarks wherever and whenever they are used and shall not use any Licensed Trademark in a manner which is likely to derogate from the integrity, distinctiveness, goodwill, value or strength of such Licensed Trademark.





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                 Section 4.2.  From time to time, Licensor may determine that a previously published use of the Licensed Trademarks by Licensee may threaten the value of the Licensed Trademarks, or is otherwise inconsistent with Licensor's quality standards. Upon written notice from Licensor, Licensee shall implement Licensor's directions regarding the proper use of the Licensed Trademarks as promptly as practicable using its best efforts and, in any event, within thirty (30) days.

                 Section 4.3. Except as required by law, Licensee agrees not to use the Licensed Trademarks in connection or combination with any other third-party trademarks, names or logotypes, without Licensor's prior written approval, such approval not to be withheld unreasonably. Licensee shall at no time adopt or use any variation of the Licensed Trademarks or any word or marks confusingly similar thereto without Licensor's prior written approval.

                 Section 4.4. Licensee shall not take any action to cause an abandonment or forfeiture of any of Licensor's rights in the Licensed Trademarks and shall not take any action to cancel any registration in the United States or elsewhere of any Licensed Trademark in the name of Licensor or to interfere with any renewal of any such registration. Licensee shall reasonably cooperate with and shall not oppose any application by or on behalf of Licensor to register or renew any federal or state registration of any Licensed Trademark in the United States or elsewhere.





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                                   ARTICLE V

                                QUALITY CONTROL

                 Section 5.1. Licensee agrees that all Products bearing a Licensed Trademark pursuant to the Agreement shall be of a high standard and of such quality as to protect and enhance the Licensed Trademarks and the goodwill and value pertaining thereto and shall meet Licensor's quality standards and specifications as set out specifically in the current formulae, ingredients and manufacturing specifications ("FIMS") for such Products, a copy of which has been made available to Licensee, and/or such modified formulae as shall be reasonably agreed in writing between Licensor and Licensee in the future. Licensee and its Manufacturing Agents (as defined in Section 5.5 below) shall manufacture, sell, distribute and promote the Products in accordance with all applicable federal, state and local laws.

                 Section 5.2. In order to assure that Licensee meets Licensor's quality standards and specifications, once each quarter of the Term and/or for good cause shown, Licensee shall submit comprehensive affidavits that meet with Licensor's reasonable approval from all of Licensee's quality control department managers responsible for the quality standards of the Products produced by that part of Licensee's or its Manufacturing Agents' business for which they are responsible, attesting under oath that Licensor's quality standards and Product specifications have been fully complied with during the prior quarter, also submitting representative Product samples and listing the number of customer complaints relating to Product quality during that





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quarter and a summary of the actions taken by Licensee in response to such complaints.

                 Section 5.3. Licensee also agrees that Licensor will submit the quarterly Product samples provided for in Section 5.2 to an independent testing laboratory to determine if the FIMS are being complied with, the expense thereof being borne by Licensee. Licensor also reserves the right periodically to conduct quality control inspections, upon reasonable notice and during normal business hours, at Licensee's plants to determine if the Licensor's FIMS for the Products and the processing thereof are being complied with.

                 Section 5.4. In the event that Licensor or its agents shall determine that any Products sold or distributed by Licensee and/or its Manufacturing Agents bearing or using Licensed Trademarks do not conform to Licensor's FIMS, and/or otherwise violate the provisions of this Article V, Licensee agrees, at its expense, to take such action as Licensor directs in writing, including, but not limited to, withdrawal and/or recall of such Products from the market and to refrain and cause its Manufacturing Agents to refrain from further sale and/or distribution of such Products under the Licensed Trademarks unless and until Licensee and/or its Manufacturing Agents have demonstrated to the reasonable satisfaction of Licensor that said Products conform to said FIMS and/or the provisions of the Article V, as the case may be.

                 Section 5.5. If Licensee enters into co-packing agreements with suppliers or any other arrangement with respect





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to the processing or packaging of final Products by any person who is not a subsidiary of Licensee, who will process or package final Products for the Licensee, for sale in the Territory ("Manufacturing Agents"), Licensee must submit such co-packing agreements in draft form to Licensor or an individual designated by Licensor ("Licensor's License Coordinator") for prior approval to ensure they include trademark protection and quality control provisions that safeguard the rights of both the Licensor and Licensee under this Agreement. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.

                 Section 5.6. On a semi-annual basis, Licensee shall review with Licensor's License Coordinator and obtain prior approval for, all advertising, promotional and point-of-purchase materials published or distributed by Licensee in connection with Products bearing Licensed Trademarks. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.

                 Section 5.7. If Licensee desires to adopt new cartons or packaging bearing the Licensed Trademarks, which package designs or trade dress are different from those presently used by Licensor, Licensee shall submit to Licensor's License Coordinator at least one (1) representative sample of each such new carton





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and packaging material and may not use any such materials in connection with the Licensed Trademarks without Licensor's prior written approval. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.

                 Section 5.8. Licensee shall notify Licensor promptly in writing upon its determination that it intends to use any Licensed Trademark in connection with an Additional Product, which notification shall include a description of the Additional Product, and a certification of the Chief Executive Officer of each of Licensee and Holdings that the Additional Product was manufactured or processed by Holdings on the date of this Agreement. From and after such notification, Licensor and Licensee shall mutually agree upon the FIMS that will be applicable to such Additional Product and the provisions of this Article V thereafter shall be applicable to such Additional Product as if it were a "Product" hereunder.

                                   ARTICLE VI

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                 Section 6.1. Subject to the limitations of Section 6.2, Licensor represents that it is the owner of or has the exclusive right to license the Licensed Trademarks for use in connection with the Products in the Territory and is not aware of any other party with ownership rights in the United States in any





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of the Licensed Trademarks, except for the Existing License Agreements.

                 Section 6.2. Notwithstanding Section 6.1, Licensee acknowledges that Licensor makes no representation or warranty whatsoever as to the ownership, existence or validity of the state trademark registrations listed on Appendix A (the "State Marks"). The State Marks are hereby licensed to Licensee on an "as is" basis, and Licensee shall bear the economic and legal risk that the State Marks are valid and that their ownership by Licensor is other than good and marketable and free from encumbrances.

                 Section 6.3. Licensor represents that during the Term, it will not license any other party to use the Licensed Trademarks on the Products in the Territory and will not itself sell Products identified by the Licensed Trademarks in the United States. Licensor may use the Licensed Trademarks on Products it sells anywhere in the world outside the United States. Nothing herein shall restrict Licensor's right or ability to sell (or license others to sell) goods or services other than the Products identified by the Licensed Trademarks or similar marks anywhere in the world.

                 Section 6.4. Licensor agrees to use reasonable efforts to prevent any of its present or future third- party licensees from trans-shipping or otherwise selling Products bearing the Licensed Trademarks to accounts or customers located within the United States.





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                 Section 6.5.  Licensor shall take all steps necessary to
insure the continued registration of, including, but not limited to, filing all timely renewals of registrations for, the United States trademarks and Mexican trademarks listed on Appendix A. Licensor shall have no obligation under this
Section 6.5 with respect to the State Marks.

                 Section 6.6. Licensee shall cooperate with Licensor in the protection of the Licensed Trademarks and in connection therewith shall:

                 (a) promptly inform Licensor of any third-party use of any Licensed Trademarks or any infringement or encroachment upon or any misuse whatsoever of any Licensed Trademarks which comes to Licensee's attention; and

                 (b) promptly inform Licensor of any claim against Licensee that the use of any Licensed Trademark infringes the rights of others or of the institution of any proceeding against Licensee predicated upon any such claimed infringement.

                 Section 6.7. Without limiting the effect of Section 3.1 hereof, Licensor and Licensee shall both have the right to take action in respect of any Products bearing the Licensed Trademarks for any alleged infringements of, or other impairments to, such Products. The party taking any such action shall bear all expenses, have complete control over, and recover all proceeds, settlements and damages with respect to the action. Notwithstanding the foregoing sentence, the other party retains the right to join such action and share evenly all expenses, control, proceeds, settlements and damages with respect thereto,





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if such other party joins such action within a reasonable time period following its commencement.

                                  ARTICLE VII

                         INDEMNIFICATION AND INSURANCE

                 Section 7.1. Licensor will hold Licensee harmless from and against all suits, claims or actions by third parties against Licensee alleging trademark infringement arising from Licensee's authorized use of any of the Licensed Trademarks; provided that Licensee gives Licensor prompt written notice of such suit, claim or action and cooperates fully with Licensor in defending the same.

                 Section 7.2. Licensee hereby indemnifies and undertakes to defend and hold Licensor harmless from and against any and all claims, suits, losses, damages, fines, penalties, and/or expenses, including, but not limited to, attorneys' fees, arising out of or based upon:

                 (a) Licensee's or its Manufacturing Agents' processing, distribution or sale of Products or Additional Products bearing a Licensed Trademark; or

                 (b) any breach by Licensee or its Manufacturing Agents of their obligations hereunder; or

                 (c) any proceeding brought by any person, governmental agency or consumer group in connection with the Products or Additional Products processed, sold or distributed by Licensee or its Manufacturing Agents bearing or using a Licensed Trademark; or





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                 (d)  any violations of any applicable law or regulation or civil claims relating to the manufacture, processing, sale, distribution, promotion or advertising of Products or Additional Products bearing or using a Licensed Trademark unless attributable to Licensor's breach of its obligations under this Agreement. Licensor may participate in the defense of any such litigation.

                 Section 7.3. Licensee shall be solely responsible for the acts and omissions of those with whom it or its Manufacturing Agents contract for any aspect of the processing, distribution or sale of Products or Additional Products bearing or using a Licensed Trademark.

                 Section 7.4. In order to assure its ability to discharge its obligations to Licensor, Licensee agrees that it will maintain throughout the Term at its expense, comprehensive general liability insurance, including product liability insurance and contractual liability coverage specifically endorsed to cover the indemnity provisions in this Agreement, from a carrier satisfactory to Licensor, in a minimum amount of Five Million Dollars ($5,000,000) combined single limit for each single occurrence, for bodily injury and property damage, which shall designate Licensor as an additional insured therein. The policy shall provide for thirty (30) days prior written notice to Licensor from the insurer in the event of any material modification, cancellation or termination. Licensee shall deliver certificates of such insurance coverage to Licensor prior





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to the sale and/or distribution of any Products or Additional Products bearing a Licensed Trademark.

                                  ARTICLE VIII

                                  RELATIONSHIP

                 Section 8.1. The relationship between Licensor and the Licensee is that of licensor and licensee; the Licensee, its contractors, agents and employees shall under no circumstances be deemed agents, franchisees, representatives, employees or partners of Licensor.

                                   ARTICLE IX

                              TERM AND TERMINATION

                 Section 9.1.  Subject to the provisions of Sections 9.2 and
9.3 hereof, the term of this Agreement shall be a period of five (5) years from the date hereof (the "Initial Term") and for continuous subsequent five (5) year terms (the "Renewal Period(s)"), provided that, for the Licensed Trademarks listed on Appendix B and the Products listed on Appendix D and the Additional Appendix D Products, the licenses granted under Sections 2.1(a)(iv),
(v) and (vi) herein shall expire after three (3) years from the date hereof and cannot be renewed.

                 Section 9.2. Licensee may cancel this Agreement upon no less than one (1) year's written notice delivered to Licensor prior to the end of the Initial Term or the then-effective Renewal Period, provided that, if Licensee does not give the required notice of termination, the Agreement shall be automatically renewed for a subsequent Renewal Period.





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                 Section 9.3.  Licensor shall have the right to cancel and
terminate this Agreement immediately by written notice to Licensee upon the occurrence of any one (1) or more of the following events:

                 (a) Licensee fails to deliver to Licensor or to maintain in full force and effect the insurance referred to in Section 7.4; or

                 (b) Except as provided in 9.3(c), Licensee or its Manufacturing Agents fail to commence and diligently pursue the cure of any breach by them of a material provision of this Agreement within ten (10) days of receipt of Licensor's written notice of such breach or to effect such cure within twenty (20) days of receipt of such written notice; or

                 (c)  The failure or refusal of Licensee or its Manufacturing
Agents:

                    (i) to, within ten (10) days of receipt of Licensor's reasonable written instructions issued regarding the quality standards of the Licensed Trademarks and Products or Additional Products, respond to such instructions and commence a diligent attempt at cure, or to effect such cure within twenty (20) days of receipt of such instructions; or

                    (ii) to perform, or comply with, any provision contained in Article V which failure results in the production for sale of Products or Additional Products that are unsafe or unfit for human consumption; or

                 (d) The insolvency of Licensee; an assignment by Licensee for the benefit of creditors; the failure of Licensee to





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obtain the dismissal of any involuntary bankruptcy or reorganization petition filed against it within sixty (60) days from the date of such filing; the failure of Licensee to vacate the appointment of a receiver for all or any part of its business within sixty (60) days from the date of such appointment; or the dissolution of Licensee; or

                 (e) An involuntary recall of Products or Additional Products bearing the Licensed Trademarks for reasons directly or indirectly related to the safety of such Products or Additional Products and attributable to the negligence or intentional wrongdoing of Licensee or its Manufacturing Agents; provided that Licensor determines in its reasonable judgment that such event has had or is reasonably likely to have a material adverse effect on the integrity, goodwill, value or strength of any of the Licensed Trademarks; provided, further, that Licensor may terminate this license under this Section 9.3(e) without regard to the immediately preceding proviso upon or after the third occurrence within any 12-month period of an event referred to in this
Section 9.3(e).

                 Section 9.4. In the event that this Agreement is terminated or expires, Licensee shall, and shall cause its Manufacturing Agents to, immediately cease all use of the Licensed Trademarks, provided that Licensee may dispose of inventory on hand of Products and Additional Products in the ordinary course of business, which shall be no longer than 120 days, if Licensee complies with its obligations under this Agreement. Upon the request of Licensor, Licensee will





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immediately remove or obliterate any Licensed Trademark from all signs, billboards, vehicles and from each and every other place and medium in which they appear and destroy or surrender to Licensor all other materials of whatever nature which bear or refer in any way to the Licensed Trademarks.

                 Section 9.5. Licensee hereby acknowledges and agrees that in the event it breaches or otherwise defaults under Articles IV, V or X of this Agreement, Licensor shall suffer immediate and irreparable harm for which there is not an adequate remedy at law. Licensee agrees that Licensor shall be entitled to equitable relief by way of injunction, in addition to any other remedy available at law or in equity.

                                   ARTICLE X

                          ASSIGNMENTS AND SUBLICENSES

                 Section 10.1. This Agreement shall not be assigned by Licensee, in whole or in part, without the prior written consent of Licensor. From and after any permitted assignment pursuant to this Section 10.1, the assignee shall be deemed to be a Licensee for all purposes hereof.

                 Section 10.2. The licenses granted under Article II, Section 2.1(a) of this Agreement shall not be sublicensed by Licensee, in whole or in part, without the prior written consent of Licensor, which consent shall not be unreasonably withheld. Notwithstanding the preceding sentence, Licensee may sublicense such licenses in whole or in part, to any Permitted Assignee under the Acquisition Agreement or any subsidiary thereof, provided that such sublicense is pursuant to a written instrument





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that explicitly binds the sublicensee to all pertinent provisions of this
Agreement governing Licensee's own use of the Licensed Trademarks. In no event shall any sublicense under this section relieve Licensee of any of its obligations under this Agreement.

                                   ARTICLE XI

                                     NOTICE

                 All notices pursuant to this Agreement shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to Licensee:                   Pat Ford
                                  Assistant Secretary
                                  c/o SFG Management Limited
                                  Liability Company,
                                  General Partner
                                  3114 South Haskell
                                  Dallas, Texas 75223

With copies thereof to:           David A. Giesler, Esq.
                                  Vice President - Legal
                                  Mid-America Dairymen, Inc.
                                  3253 East Chestnut Expressway
                                  Springfield, Missouri  65802

                                  and

                                  Anthony R. Ward, President and
                                  Chief Executive Officer
                                  Borden/Meadow Gold Dairies, Inc.
                                  1104 E. Country Hills Drive
                                  Suite 400
                                  Ogden, Utah  84403

                                  and

                                  Ronald P. Moran, Esq.
                                  General Counsel
                                  Borden/Meadow Gold Dairies, Inc.
                                  1104 E. Country Hills Drive
                                  Suite 400
                                  Ogden, Utah 84403

If to Licensor:                   Phyllis R. Yeatman, Assistant
                                  Secretary
                                  BDH Two, Inc.
                                  Suite 202
                                  One Little Falls Centre
                                  Wilmington, Delaware  19808

With a copy thereof to:           William F. Stoll, General Counsel
                                  Borden, Inc.
                                  180 East Broad Street
                                  Columbus, Ohio  43215

Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received. Either party by notice in writing delivered or mailed to the other may change the name or address or both to which future notices to such party shall be delivered.

                                  ARTICLE XII

                                 MISCELLANEOUS

                 Section 12.1. This Agreement and each of the appendices and exhibits thereto constitute the entire understanding of the parties with respect to the subject matter hereof, and supersede and merge all prior agreements and discussions between the parties relating hereto. No changes in the terms of this Agreement shall be valid, except when and if reduced to writing and signed by both Licensee and Licensor.

                 Section 12.2. All rights and remedies which Licensor or Licensee may have hereunder or by operation of law are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. Licensor or Licensee's failure to enforce any provision hereof on any occasion shall not be deemed to waive any other breach of any provision hereof. Any waiver of any provision of this Agreement must be in writing and executed by the waiving party. No waiver of any breach or default under this Agreement shall waive any other breach or default.

                 Section 12.3. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. Enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. If any term or provision of this Agreement (or the application thereof to any party or set of circumstances) shall be held invalid or unenforceable in any jurisdiction and to any extent, it shall be ineffective only to the extent of such invalidity or unenforceability and shall not invalidate or render unenforceable any other terms or provisions of this Agreement (or such applicability thereof).

                 Section 12.4. Licensee and Licensor agree to execute such further documentation and perform such further actions as may be reasonably requested by the other party hereto to evidence and effectuate further the purposes and intents set forth in this Agreement.

                 Section 12.5. All representations, warranties and indemnities contained in this Agreement shall survive any independent investigation made by the benefiting party and the suspension, expiration or termination of this Agreement.

                 Section 12.6. This Agreement, irrespective of place of execution or performance, shall be construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed and wholly performed therein. Any and all actions or proceedings concerning this Agreement shall, if brought by any party hereto, be instituted and resolved in the courts of the State of Delaware or any federal court sitting in the State of Delaware. Each party hereby consents to jurisdiction and service of process in such locale.

                 Section 12.7. Article and section headings and captions are for convenience only and shall not be used in the construction or interpretation of this Agreement or any terms herein.

                 Section 12.8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same instrument.

                 Section 12.9. From and after the date hereof, the Trademark License Agreement dated as of October 21, 1996 between BDH and Borden/Meadow Gold Dairies, Inc. is terminated and of no further force or effect.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        BORDEN, INC.

                                        By: /s/
                                           -------------------------------------
                                           Title:

                                        BDH TWO, INC.

                                        By:  /s/
                                           -------------------------------------
                                           Title:

                                        SOUTHERN FOODS GROUP, L.P.

                                        By: SFG Management Limited
                                            Liability Company, its general
                                            partner

                                        By: /s/ PETE SCHENKEL
                                           -------------------------------------
                                           Title:

                 The undersigned hereby agrees to be bound by the foregoing Agreement and to be obligated to the Licensor named in the foregoing Agreement as if the undersigned were the Licensee named therein.

                                        MID-AMERICA DAIRYMEN, INC.

                                        By: /s/ GERALD L. BOS
                                           -------------------------------------
                                           Title:

                 The undersigned hereby agrees to the termination of the Trademark License Agreement dated as of October 21, 1996 between BDH and Borden/Meadow Gold Dairies, Inc. from and after the date of the foregoing Agreement pursuant to Section 12.9 of the foregoing Agreement.

                                        BORDEN/MEADOW GOLD DAIRIES, INC.

                                        By: /s/
                                           -------------------------------------
                                           Title:

                        Appendix A - Licensed Trademarks

UNITED STATES TRADEMARK                                      U.S. REG. NO.
-----------------------                                      -------------
BORDEN Corporate Logo                                            921,370

BORDEN (Corporate Logo) &
         Cow's Head (Elsie) Design                               969,728

Borden Logotype with Cow's Head                                1,859,074

Design of Cow's Head
         (Elsie's Head with Flowers)                           1,860,207

Design of Cow's Head -
         Elsie Design (Daisy)                                    397,158

Design of Cow's Head -
         Elsie (Design Plus Oval)                                405,706

Design of Cow's Head                                             529,468

Elsie Design                                                     810,861

Elsie                                                          1,857,137

Gail Borden Signature                                          1,689,184

IF IT'S BORDEN, IT'S GOT TO BE GOOD                            1,042,420

IF IT'S BORDEN, IT'S GOT TO BE GOOD                            1,504,138

LADY BORDEN                                                      572,693

LADY BORDEN & DESIGN                                           1,893,711

STATE TRADEMARK                                             STATE REG. NO.
---------------                                             --------------
Borden (Alabama)                                                 103,326

Borden (Arizona)                                                  25,318

Borden (Arkansas)                                                 124-87

Borden (California)                                              085,407

Borden (Colorado)                                                 T33167

Borden (Connecticut)                                               6,783

Borden (Delaware)                                                 170-62

Borden (Florida)                                                  T07258

Borden (Georgia)                                                  T-7593

Borden (Idaho)                                                     12016

Borden (Illinois)                                                  60328

Borden (Indiana)                                               5009-8037

Borden (Iowa)                                                       8189

Borden (Kansas)                                                    10588

Borden (Kentucky)                                                  07288

Borden (Louisiana)                                               45-0849

Borden (Maine)                                                 19880138M

Borden (Maryland)                                                87-6805

Borden (Massachusetts)                                             40263

Borden (Michigan)                                                M74-057

Borden (Minnesota)                                                 13121

Borden (Mississippi)                                                 N/A

Borden (Missouri)                                                   9541

Borden (Montana)                                                  14,965

Borden (Nebraska)                                                 69,516

Borden (New Hampshire)                                               N/A

Borden (New Jersey)                                                 7522

Borden (New Mexico)                                           TK87051105

Borden (New York)                                                R-24433

Borden (North Carolina)                                             6993

Borden (North Dakota)                                             12,390

Borden (Oklahoma)                                                 21,492

Borden (Oregon)                                                   21,597

Borden (Pennsylvania)                                             976092

Borden (Rhode Island)                                             87-5-4

Borden (South Carolina)                                              N/A

Borden (South Dakota)                                                N/A

Borden (Tennessee)                                              686-2060

Borden (Texas)                                                    47,355

Borden (Utah)                                                     28,516

Borden (Vermont)                                                    5615

Borden (Virginia)                                                    N/A

Borden (West Virginia)                                               N/A

Borden (Wisconsin)                                                   N/A

Glacier Club (Indiana)                                          5008-453

Glacier Club (Iowa)                                                 3255

Glacier Club (Vermont)                                             4,439

Glacier Club (Wisconsin)                                           18054

Home Treat (Louisiana)                                               N/A

Home Treat (Mississippi)                                           H-185

Meadow Gold (Alabama)                                            103,325

Meadow Gold (Arizona)                                              25439

Meadow Gold (Arkansas)                                            116-87

Meadow Gold (California)                                          085406

Meadow Gold (Colorado)                                            T33105

Meadow Gold (Idaho)                                                12011

Meadow Gold (Illinois)                                             60299

Meadow Gold (Indiana)                                          5009-8021

Meadow Gold (Iowa)                                                  8188

Meadow Gold (Kansas)                                                 N/A

Meadow Gold (Kentucky)                                             07293

Meadow Gold (Louisiana)                                              N/A

Meadow Gold (Maryland)                                           87-6790

Meadow Gold (Michigan)                                           M57-057

Meadow Gold (Mississippi)                                            N/A

Meadow Gold (Missouri)                                              9510

Meadow Gold (Nebraska)                                             69146

Meadow Gold (Nevada)                                                 N/A

Meadow Gold (New Jersey)                                             N/A

Meadow Gold (New York)                                            R24419

Meadow Gold (North Carolina)                                         N/A

Meadow Gold (Oklahoma)                                             21354

Meadow Gold (South Carolina)                                         N/A

Meadow Gold (Tennessee)                                              N/A

Meadow Gold (Texas)                                                47328

Meadow Gold (Virginia)                                               N/A

MEXICAN TRADEMARK                                               REG. NO.
-----------------                                               --------
Borden Label (milk carton)                                       379,964

Borden Corporate Logo                                            452,152

Borden Corporate Logotype                                        349,338

Borden and Design of Cow's Head
  (Elsie's Head with Flowers in "New" Logo)                      459,630

Borden and Design of Cow's Head
  (Elsie's Head with Flowers in "New" Logo)                      459,629

Borden Label (milk carton)                                       400,509

Borden and Design of Cow's Head
  (Elsie's Head with Flowers in "New" Logo)                      459,628

Cow's Head Design                                                379,768

Cow's Head Design                                                383,926

Cow's Head Design                                                400,235

Elsie's Market & Cow's Head Design
  (Service Mark)                                                 457,129

Lady Borden                                                      417,418

                        Appendix B - Licensed Trademarks

BORDEN

BORDEN LOGOTYPE

BORDEN (Corporate Logo & Cow's Head (Elsie) Design)

Borden Logotype with Cow's Head

Design of Cow's Head (Elsie's Head with Flowers)

Design of Cow's Head - Elsie Design (Daisy)

Design of Cow's Head - Elsie (Design Plus Oval)

Design of Cow's Head - Elsie Design

Elsie Design

ELSIE

IF IT'S BORDEN, IT'S GOT TO BE GOOD

                             Appendix C - Products

MILKS

Fluid fresh homogenized milk
Fluid fresh 1% and 2% low fat milk
Fluid fresh nonfat skimmed milk
Fluid fresh 1% and 2% chocolate milk
Fluid fresh whole chocolate milk
Fresh skim chocolate milk
Fresh buttermilk
Lactose reduced & lactose free fresh milk
Ultra-pasteurized, shelf stable, aseptically packaged fluid fresh milk

BUTTER

"Country Store" butter (in quarters)
Spreadable light butter

EGGNOGS

Regular fresh eggnog
Light fresh eggnog
Fat free fresh eggnog

CREAMS

Fresh heavy cream
Fresh light cream
Fresh half & half cream
Fresh fat free cream

ICE CREAMS, FROZEN YOGURTS AND SHERBETS

Frozen ice cream - full fat
Frozen ice cream - fat free
Frozen ice cream - low fat
Frozen confections - Juice pops on sticks
Frozen confections - Regular ice cream pops on sticks
Frozen confections - Reduced sugar ice cream pops
Frozen confections - No sugar-added ice cream pops
Frozen confections - ice cream bars
Frozen confections - ice cream sandwiches
Frozen confections - ice cream cups
Frozen confections - ice cream cones containing bulk
                     ice cream packed inside a foil container
Frozen sherbets or sorbets in various flavors
Frozen yogurt in various flavors

COTTAGE CHEESES

Regular fresh cottage cheese
Low fat fresh cottage cheese
Fat free fresh cottage cheese

SOUR CREAMS

Regular fresh sour cream
Low fat fresh sour cream
Fat free fresh sour cream

FRESH YOGURTS

Regular yogurt
Low fat yogurt
Fat free yogurt

CREAM CHEESES

Regular cream cheese
Reduced fat cream cheese

FRUIT JUICES - From 100% Concentrate

Orange, apple and a variety of other flavors

                             Appendix D - Products

FRUIT DRINKS

Refrigerated fruit drinks, namely, orange and other flavor drinks

                       Appendix E - Pre-Existing Licenses

Affiliated Funding, Inc. (d/b/a/ Plains Dairy Products),
     May 1, 1997 through May 1, 2002

Barber Dairies, Inc., March 24, 1997 through March 24, 1998

Dean Foods Co., April 5, 1997 through April 5, 1998

Reiter Dairy, Inc. (Dean Foods Co.), October 30, 1995 through
     October 29, 2000

Country Fresh, Inc., January 1, 1991 through December 31, 1993
     (with one year renewals)

H.P. Hood, Inc., August 26, 1996 through August 25, 2005

Modern Dairy of Champaign, Inc., November 20, 1995 through
     November 20, 1998

Rich Foods, Inc., May 31, 1996 through November 30, 1998

Sunnydale Farms, Inc., July, 1996 through December 31, 2001

Turner Dairies, Inc., June 14, 1996 through June 13, 1999

United Dairy, Inc., June 30, 1995 through June 29, 1998